UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2009
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-33706 (Commission File Number)	98-0399476 (IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas (Address of principal executive offices)	78750 (Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On October 1, 2009, Uranium Energy Corp. (the "Company") issued a news release announcing the appointment of Katharine Armstrong to its Advisory Board.

Ms. Armstrong is highly knowledgeable regarding the natural resources and environment of the state of Texas. She was appointed to the Texas Parks and Wildlife Commission in 1999 by Governor George W. Bush, and was named chairman in 2001 by Governor Rick Perry. The Texas Parks and Wildlife Department is the country's second-largest wildlife agency.

Today, Ms. Armstrong serves on several boards and advisory committees. Earlier she was active with the selection committee for the White House Fellows Program and as vice-chairman of the Dallas Zoological Society. Currently, she is a director of the Texas and Southwestern Cattle Raisers Association and the Texas Wildlife Association. She serves on the advisory board of the Harte Research Institute for Gulf of Mexico Studies at Texas A&M-Corpus Christi, and is a director of the Texas Watershed Management Foundation.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1	News Release dated October 1, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 2, 2009.	URANIUM ENERGY CORP. By: /s/ Pat Obara Name: Pat Obara Title: Secretary, Treasurer and Chief Financial Officer

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